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EXHIBIT 99  - PRESS RELEASE OF CONSOLIDATED CONTAINER COMPANY LLC

ATLANTA, GA, (March 4, 2002) -- Consolidated Container Company LLC today announced that it had entered into an amendment to its existing credit agreement dated as of February 27, 2002 with its bank lenders. Prior to the amendment the Company was operating under a waiver to the credit agreement which waived compliance with certain covenants. The amendment, among other things, modifies certain financial covenants under it and adds others, changes the schedule upon which interest rates are determined and adds guarantees of certain revolving credit borrowings by the principal owners of the company. The company has also filed a Current Report on Form 8-K that attaches as an exhibit the amendment.

Consolidated Container Company is a leading U.S. developer, manufacturer and marketer of blow-molded rigid plastic containers for the beverage, consumer and industrial markets. The company was created in 1999 through the merger of Reid Plastics Holdings with the domestic plastic packaging operations of the predecessor of Dean Foods Company.

This press release contains "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements and the historical results of operations of Consolidated Container Company. These risks and uncertainties are discussed in Consolidated Container Company's Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 under the heading "Cautionary Statement".